                                  Exhibit 12.1

        SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES OF
              THE KROGER CO. AND CONSOLIDATED SUBSIDIARY COMPANIES
                FOR THE FIVE FISCAL YEARS ENDED JANUARY 29, 2000

                                                                     Fiscal Years Ended
                                     ------------------------------------------------------------------------------------------
                                      February 3,      January 29,         January 2,        December 27,        December 28,
                                          2001             2000               1999               1997                1996
                                       (53 Weeks)       (52 weeks)         (53 weeks)         (52 weeks)          (52 weeks)
                                     --------------   --------------    ----------------   -----------------   ----------------
Earnings:
     Earnings before
         tax expense
         (credit), and
         extraordinary loss.........        $ 1,508          $ 1,102               $ 889               $ 954              $ 701

     Fixed charges..................          1,058            1,010               1,038                 679                595
     Capitalized interest...........             (7)              (5)                 (9)                (10)               (12)
                                     --------------   --------------    ----------------   -----------------   ----------------
                                            $ 2,559          $ 2,107             $ 1,918             $ 1,623            $ 1,284
                                     ==============   ==============    ================   =================   ================

Fixed charges:
     Interest......................           $ 683            $ 644               $ 654               $ 397              $ 361
     Portion of rental
         payments deemed
         to be interest............             375              366                 384                 282                234
                                     --------------   --------------    ----------------   -----------------   ----------------
                                            $ 1,058          $ 1,010             $ 1,038               $ 679              $ 595
                                     ==============   ==============    ================   =================   ================

Ratio of earnings to
     fixed charges.................             2.4              2.1                 1.8                 2.4                2.2
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